Exhibit A

IF YOU DO NOT WANT TO SELL YOUR UNITS AT THIS TIME,
PLEASE DISREGARD THIS NOTICE.
THIS IS SOLELY A NOTIFICATION OF THE FEEDER FUND’S TENDER OFFER.

August 26, 2026

Dear Ironwood Multi-Strategy Fund LLC Member:

We are writing to inform you of important dates relating to a tender offer (an “Offer”) by Ironwood Multi-Strategy Fund LLC (the “Feeder Fund”).  If you are not interested in having the Feeder Fund repurchase your units of limited liability company interest of the Feeder Fund (the “Units”), please disregard this notice and take no action.

The Offer will begin on August 26, 2026 and will expire at 11:59 p.m., Eastern Daylight Time, on September 25, 2026.  The purpose of the Offer is to provide liquidity to members of the Feeder Fund.  Units may be presented to the Feeder Fund for purchase only by tendering them during one of the Feeder Fund’s announced tender offers.

Should you wish to tender all or a portion of your Units for purchase by the Feeder Fund pursuant to this Offer, please complete and return the enclosed Request to Tender Form so that it is received by the Bank of New York Mellon no later than 11:59 p.m., Eastern Daylight Time, on September 25, 2026.

If you do not wish to have all or any portion of your Units repurchased, simply disregard this notice.  NO ACTION IS REQUIRED IF YOU DO NOT WISH TO HAVE ANY OF YOUR UNITS REPURCHASED.

If you have any questions, please refer to the enclosed Offer to Purchase document, which contains additional important information about the Offer, or call Ironwood at (415) 777-2400.

Sincerely,

Ironwood Multi-Strategy Fund LLC

By:
Jonathan A. Gans
President and Chairman of the Board

IRONWOODPARTNERS.COM
ONE MARKET PLAZA, STEUART TOWER, SUITE 2500, SAN FRANCISCO, CA 94105
PHONE: (415) 777-2400   FAX: (415) 777-2600
IR@IRONWOODPARTNERS.COM

Cover Letter to Offer to Purchase and Letter of Transmittal
Clients of Merrill Lynch, Pierce, Fenner & Smith, Inc. (“Merrill Lynch”)

IF YOU DO NOT WANT TO SELL YOUR UNITS AT THIS TIME, PLEASE DISREGARD THIS NOTICE.
THIS IS SOLELY A NOTIFICATION OF THE FEEDER FUND’S TENDER OFFER.

August 26, 2026

Dear Ironwood Multi-Strategy Fund LLC Member:

We are writing to inform you of important dates relating to a tender offer (an “Offer”) by Ironwood Multi-Strategy Fund LLC (the “Feeder Fund”).  If you are not interested in having the Feeder Fund repurchase your units of limited liability company interest of the Feeder Fund (the “Units”), please disregard this notice and take no action.

The Offer will begin on August 26, 2026 and will expire at 11:59 p.m., Eastern Daylight Time, on September 25, 2026.  The purpose of the Offer is to provide liquidity to members of the Feeder Fund.  Units may be presented to the Feeder Fund for purchase only by tendering them during one of the Feeder Fund’s announced tender offers.

Should you wish to tender all or a portion of your Units for purchase by the Feeder Fund pursuant to this Offer, please contact your Advisor who will provide you a customized Tender Offer Form for your account. Contained in this offer kit is a sample Tender Offer Form which is for your reference only.

The Tender Offer Form generated for your account will need to be signed and returned to your Advisor. Upon receiving the signed form, your Advisor will then submit the order. Your Advisor must submit the form by no later than 11:59 p.m., Eastern Daylight Time, on September 25, 2026.  If you do not wish to have all or any portion of your Units repurchased, simply disregard this notice.  NO ACTION IS REQUIRED IF YOU DO NOT WISH TO HAVE ANY OF YOUR UNITS REPURCHASED.

If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call your Advisor.

Cover Letter to Offer to Purchase and Letter of Transmittal
Clients of Morgan Stanley Smith Barney LLC (“Morgan Stanley”)

IF YOU DO NOT WANT TO SELL YOUR UNITS AT THIS TIME,
PLEASE DISREGARD THIS NOTICE.
THIS IS SOLELY A NOTIFICATION OF THE FUND’S TENDER OFFER.

August 26, 2026

Dear Ironwood Multi-Strategy Fund LLC Member:

We are writing to inform you of important dates relating to a tender offer (an “Offer”) by Ironwood Multi-Strategy Fund LLC (the “Fund”).  If you are not interested in having the Fund repurchase your units of limited liability company interest of the Fund (the “Units”), please disregard this notice and take no action.

The Offer will begin on August 26, 2026 and will expire at 11:59 p.m., Eastern Daylight Time, on September 25, 2026 (the “Offer Acceptance Deadline”).  The purpose of the Offer is to provide liquidity to members of the Fund.  Units may be presented to the Fund for purchase only by tendering them during one of the Fund’s announced tender offers.

Should you wish to tender all or a portion of your Units for purchase by the Fund pursuant to this Offer, please contact your Advisor who will provide you a customized Tender Offer Form for your account. Contained in this offer kit is a sample Tender Offer Form which is for your reference only.

The Tender Offer Form generated for your account will need to be signed and returned to your Advisor. Upon receiving the signed form, your Advisor will then submit the order. Your Advisor must submit such completed electronic Tender Offer Form to the Morgan Stanley order entry system by 4:00 p.m. Eastern time at least two business days prior to the Offer Acceptance Deadline.  If you do not wish to have all or any portion of your Units repurchased, simply disregard this notice.  NO ACTION IS REQUIRED IF YOU DO NOT WISH TO HAVE ANY OF YOUR UNITS REPURCHASED.

If you have any questions, please refer to the attached Offer to Purchase document, which contains additional important information about the tender offer, or call your Advisor.